                       HARTFORD LIFE INSURANCE COMPANY

                                CERTIFICATION


I, Lynda Godkin, Secretary of Hartford Life Insurance Company ("Company"), do hereby certify that the attached is a true and complete copy of a resolution adopted by the Board of Directors of this Company on October 28, 1994, and that said resolution is still in full force and effect and has not been altered, amended or rescinded.





                                                                        [SEAL]

                                                  /s/ Lynda Godkin
                                                 -----------------------------
                                                            Secretary



Dated: April 21, 1995

                          HARTFORD LIFE INSURANCE COMPANY

                               CONSENT OF DIRECTORS

The undersigned, being all of the Directors of Hartford Life Insurance Company, hereby consent to the following action, such action to have the same force and effect as if taken at a meeting duly called and held for such purpose.

ESTABLISHMENT OF SEPARATE ACCOUNTS

RESOLVED, that the Company is hereby authorized to establish a new separate account designated ICMG Secular Trust Separate Account, herein referred to as the "Account."

RESOLVED, that the Officers of the Company are hereby authorized and directed to take all actions necessary to:

1.  Designate or redesignate the Account as such Officers deem appropriate;

2. Comply with applicable state and federal laws and regulations applicable to the establishment and operation of the Account; including filing all necessary registrations and application for exemptive relief under the federal securities law.

3. Establish, from time to time, the terms and conditions pursuant to which interests in the Account will be sold to contract owners;

4. Establish all procedures, standards and arrangements necessary or appropriate for the operation of the Account.

      /s/ Donald R. Frahm                      /s/ Leonard E. Odell, Jr.
______________________________________    ______________________________________
          Donald R. Frahm                          Leonard E. Odell, Jr.


      /s/ Bruce D. Gardner                     /s/ Lowndes A. Smith
______________________________________    ______________________________________
          Bruce D. Gardner                         Lowndes A. Smith


     /s/ Joseph H. Gareau                      /s/ Raymond P. Welnicki
______________________________________    ______________________________________
         Joseph H. Gareau                          Raymond P. Welnicki


     /s/ John P. Ginnetti                      /s/ Lizabeth H. Zlatkus
______________________________________    ______________________________________
         John P. Ginnetti                          Lizabeth H. Zlatkus


     /s/ Thomas M. Marra                       /s/ Donald J. Znamierowski
______________________________________    ______________________________________
         Thomas M. Marra                           Donald J. Znamierowski



Dated: October 28, 1994